Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-269994) of Sunstone Hotel Investors, Inc.,
(2)	Registration Statement (Form S-8 No. 333-264552) pertaining to the 2022 Incentive Award Plan of Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC,
(3)	Registration Statement (Form S-8 No. 333-199845) pertaining to the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc.,
(4)	Registration Statement (Form S-8 No. 333-170365) pertaining to the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc.,
(5)	Registration Statement (Form S-8 No. 333-155098) pertaining to the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc., and
(6)	Registration Statement (Form S-8 No. 333-122088) pertaining to the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc.

of our reports dated February 21, 2025, with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc. and the effectiveness of internal control over financial reporting of Sunstone Hotel Investors, Inc. included in this Annual Report (Form 10-K) of Sunstone Hotel Investors, Inc. for the year ended December 31, 2024.

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/s/ Ernst & Young LLP

Irvine, California
February 21, 2025